Exhibit 13.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of ioneer Ltd (the “Company”) on Form 20-F for the fiscal year ended June 30, 2025 (the “Annual Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Ian Bucknell, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of ioneer Ltd.

Date:	October 22, 2025

By:	/s/ Ian Bucknell
Name:	Ian Bucknell
Title:	Chief Financial Officer and Company Secretary
(principal financial officer)